Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Paul R. Edick and Barry M. Deutsch, of Xeris Pharmaceuticals, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.
the quarterly report on Form 10-Q for the quarter ended September 30, 2018 (Periodic Report) to which this statement is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	information contained in the Periodic Report fairly presents, in all material aspects, the financial condition and results of operations of Xeris Pharmaceuticals, Inc.

Date: November 8, 2018

/s/ Paul R. Edick
Paul R. Edick
President, Chief Executive Officer and Chairman
(Principal Executive Officer)

/s/ Barry M. Deutsch
Barry M. Deutsch
Chief Financial Officer
(Principal Financial Officer)